UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2012

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18151 Lafayette Avenue, Elkhorn, Nebraska	68022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 333-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

On December 6, 2012, our board of directors authorized the issuance of the following restricted share compensation awards:

Date of Sale	Class of Security Sold	Purchaser Category	Number of Shares Sold	Purchase Price (1)
12/6/2012	Common Stock	Outside Directors (2)	8,000,000	$44,800

12/6/2012	Common Stock	Outside Director/Consultant (3)	1,200,000	$6,720

12/6/2012	Common Stock	Executive Officer (4)	5,524,533	$30,937

12/6/2012	Common Stock	Employee (5)	1,077,867	$6,036

(1) Calculated in each case on the basis of the quoted public trading price of the security according to www.nasdaq.com at the market close on the date of sale.

(2) Shares were issued as compensation awards in lieu of cash for services rendered from October 1, 2011 through September 30, 2012. These services were previously valued at $60,000; however, the board of directors determined that the difference between the value of the restricted shares of common stock and the corresponding services, which totals $15,200, would be recorded as contributed capital.

(3) Shares were issued as compensation awards in lieu of cash for business development advisory services with a consultant, whom later was appointed to fill a vacancy on our Board of Directors, which remained accrued and unpaid since the year ended 2007. These services were previously valued at $9,000; however, the board of directors determined that the difference between the value of the restricted shares of common stock and the corresponding services, which totals $2,280, would be recorded as contributed capital.

(4) Shares were issued as compensation for services in lieu of cash for the payroll and vacation accrued and unpaid from July 2010 through September 2012. These services were previously valued at $51,300; however, the board of directors determined that the difference between the value of the restricted shares of common stock and the corresponding services, which totals $20,363, would be recorded as contributed capital.

(5) Shares were issued as compensation for services in lieu of cash for the payroll and vacation accrued and unpaid from July 2012 through September 2012. These services were previously valued at $9,591; however, the board of directors determined that the difference between the value of the restricted shares of common stock and the corresponding services, which totals $3,555, would be recorded as contributed capital.

For these unregistered sales, we relied on the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the acquirors relative to their accreditation and/or sophistication (or from offeree or purchaser representatives, as applicable) and/or their relationship to the company (directors and officers), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the acquirors.

On December 6, 2012, two of our outside board of directors entered into common stock subscription agreements to purchase from the Company the following restricted shares of common stock:

Date of Sale	Class of Security Sold	Purchaser Category	Number of Shares Sold	Purchase Price (1)
12/6/2012	Common Stock	Outside Directors	9,838,725	$24,596.81

(1) Calculated at a price of twenty five thousands of a dollar ($0.0025) per share, such price being paid as of December 6, 2012 in cash.

For these unregistered sales, we relied on the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the acquirors relative to their accreditation and/or sophistication (or from offeree or purchaser representatives, as applicable) and/or their relationship to the company (directors and officers), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the acquirors.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012 Mr. William Bush resigned, effective immediately, as a member of our board of directors, as well as from our audit committee. Mr. Bush has informed the Company that other professional obligations prevent him from continued participation on our board of directors. Mr. Bush has had no disagreements at any time with the Company on any matters related to our operations, policies or practices.

As of the date hereof, an active search for an independent director to fill the vacancy created by Mr. Bush’s resignation is underway, and while the Company has not yet identified a suitable replacement, it will make every effort to do so as soon as possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC.

Date: December 11, 2012	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer